UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts 02111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, State Street Corporation’s Board of Directors appointed Joseph L. Hooley to the offices of President and Chief Operating Officer. Mr. Hooley, age 51, joined State Street in 1986. In 2000, he became Executive Vice President and head of State Street’s global investment servicing business. In 2004, he assumed his current responsibilities for all of State Street’s asset servicing activities worldwide including investment servicing, investment research and trading and securities finance. In 2006, he was named Vice Chairman. In connection with, and as a result of, this appointment, Ronald E. Logue, State Street’s Chairman and Chief Executive Officer, ceased to serve in the roles of President and Chief Operating Officer.

On May 1, 2008, in connection with the appointment of Scott Powers as President and Chief Executive Officer of State Street Global Advisors (SSgA), James S. Phalen, who has served as Interim President and Chief Executive Officer of SSgA since January 3, 2008, returned to his prior position as head of international operations for State Street’s investment servicing and investment research and trading businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: May 5, 2008